RockTenn

Fiscal 2015 Second Quarter Earnings Conference Call Presentation

April 30, 2015


RockTenn
Coated White Top Liner

Cautionary Statement Regarding Forward-Looking Information

Statements in this presentation that do not relate strictly to historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the slides entitled "Key Financial Statistics – Outlook" and "Key Inputs" that give guidance or estimates for future periods. Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and use words such as "will", "estimate", "expect" and "trending", or refer to future time periods. You should not place undue reliance on any forward-looking statements as such statements involve risks, uncertainties, assumptions and other factors that could cause actual results to differ materially, including the following: our ability to achieve benefits from acquisitions such as Smurfit-Stone, NPG, Tacoma Mill and AGI In-Store., including, without limitation, synergies, performance improvements and successful implementation of capital projects; expected price realization; expected levels of depreciation and amortization, corporate expenses, interest expense, income tax rates, federal NOLs, Black Liquor and AMT tax credits, pension expense and contributions, capital expenditures, commodity costs, maintenance outages and containerboard inventory builds; the level of demand for our products; economic downtime; our ability to successfully identify and make performance improvements; anticipated returns on our capital investments; possible increases in energy, raw materials, shipping and capital equipment costs; any reduction in the supply of raw materials; fluctuations in selling prices and volumes; intense competition; the potential loss of certain customers; the occurrence of a natural disaster, such as a hurricane, winter or tropical storm, earthquake, tornado, flood, fire, or other unanticipated problems such as labor difficulties, equipment failure or unscheduled maintenance and repair, which could result in operational disruptions of varied duration; our desire or ability to continue to repurchase company stock, and adverse changes in general market and industry conditions and other risks, uncertainties and factors discussed in Item 1A "Risk Factors" and under the caption "Business — Forward-Looking Information" in our 2014 Annual Report on Form 10-K and by similar disclosures in any of our subsequent SEC filings. The information contained herein speaks as of the date hereof and we do not undertake any obligation to update such information as future events unfold.

Disclaimer and Use of Non-GAAP Financial Measures and Reconciliations

We may from time to time be in possession of certain information regarding RockTenn that applicable law would not require us to disclose to the public in the ordinary course of business, but would require us to disclose if we were engaged in the purchase or sale of our securities. This presentation shall not be considered to be part of any solicitation of an offer to buy or sell RockTenn securities. This presentation also may not include all of the information regarding RockTenn that you may need to make an investment decision regarding RockTenn securities. Any such investment decision should be made on the basis of the total mix of information regarding RockTenn that is publicly available as of the date of such decision.

We have included financial measures that are not prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). The non-GAAP financial measures presented are not intended to be a substitute for GAAP financial measures, and any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP and the reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures included in the Appendix to this presentation.

RockTenn 2Q FY2015 – Summary

- Strong fiscal second quarter adjusted earnings of $0.85[1] per share
- Excellent year-over-year quarterly results in Corrugated Packaging segment with $37 million or a 28% increase in segment income
  - Corrugated Container shipments increased by 5.4% on an average day basis
  - Strong operational and maintenance outage execution across the mills and box plant system
- Our adjusted EPS of $0.85[1] exceeded our updated earnings guidance[2] due to strong revenue and operating performance late in the quarter at all of our businesses, especially at our mills
- We generated strong Free Cash Flow[3] of $159 million or $1.11 per share for the quarter and $845 million or $5.86 per share for the last twelve months
- Leverage of 1.74x[4] was below our leverage target of 2.0x

(1) On a GAAP basis, Earnings Per diluted Share (EPS) was $0.77 in 2Q FY2015. See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix
(2) Guidance range of $0.70 - $0.75 per share provided on March 31, 2015
(3) Free Cash Flow per share for 2Q FY2015 and LTM 2Q FY2015 of $1.11 and $5.86, respectively are calculated as "Cash Generated for Net Debt (Increase) Repayment, Dividends, Acquisitions/Investments, Stock Repurchases, Pension Lump Sum Settlement and Retiree Medical Curtailment, net and Pension Funding in Excess of Expense" of $159 million and $845 million, respectively, divided by average diluted shares outstanding of 142.7 million shares and 144.2 million shares, respectively. See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix
(4) See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix

Key Financial Metrics

$ in millions, except per share data	2Q FY2015		2Q FY2014		% Change
Net Sales	$	2,456	$	2,394	3%
Adjusted EPS [(1)]	$	0.85	$	0.63	35%
Effective Tax Rate		33.6%		42.7%	(21%)
LTM Credit Agreement EBITDA [(2)]	$	1,609	$	1,543	4%
LTM Credit Agreement EBITDA Margin [(2)]		16.4%		16.4%	(0%)
Free Cash Flow per share [(3)]	$	1.11	$	1.17	(5%)
Free Cash Flow [(3)]	$	159	$	171	(7%)
LTM Free Cash Flow per share [(3)]	$	5.86	$	6.27	(7%)
LTM Free Cash Flow [(3)]	$	845	$	918	(8%)
Leverage Ratio [(2)]		1.74x		1.76x	(2%)

(1) On a GAAP basis, EPS was $0.77 in 2Q FY2015 and $0.57 in 2Q FY2014. See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix
(2) See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix
(3) Free Cash Flow per share for 2Q FY2015 and LTM 2Q FY2015 of $1.11 and $5.86, respectively are calculated as "Cash Generated for Net Debt (Increase) Repayment, Dividends, Acquisitions/Investments, Stock Repurchases, Pension Lump Sum Settlement and Retiree Medical Curtailment, net and Pension Funding in Excess of Expense" of $159 million and $845 million, respectively, divided by average diluted shares outstanding of 142.7 million shares and 144.2 million shares, respectively. See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix

Corrugated Packaging Segment Performance

$ in millions, except where noted		2Q FY2015		2Q FY2014
Segment Sales	$	1,728	$	1,652
Segment EBITDA [1]	$	288	$	243
Segment EBITDA Margins [1]		*17.3%*		*15.2%*
Corrugated Packaging Segment Shipments (k tons) [2]		1,937		1,810
Corrugated Container Shipments (bsf) [3]		18.9		18.2
Major Maintenance & Capital Outages (k tons)		79.6		73.4




SweetWater
TACKLEBOX
DON'T FLOAT THE MAINSTREAM!

(1) See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix
(2) Segment Shipments are expressed as a tons equivalent which includes external and intersegment tons shipped from our Corrugated mills plus Corrugated Container Shipments converted from bsf to tons. Excludes container shipments in Asia
(3) Corrugated Container Shipments (bsf) are included in the Corrugated Packaging Segment Shipments on a converted basis. Excludes container shipments in Asia

Consumer Packaging Segment Performance

$ in millions, except where noted	2Q FY2015		2Q FY2014	
Segment Sales	$	486	$	489
Segment EBITDA [1]	$	70	$	72
Segment EBITDA Margins [1]		*14.4%*		*14.6%*
Consumer Packaging Segment Shipments (k tons) [2]		379		386
Converting Shipments (bsf) [3]		5.5		5.3
Major Maintenance & Capital Outages (k tons)		13.7		0.0



Marseilles



WHITFIELD FARMS
6
granola bars

(1) See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix
(2) Segment Shipments are expressed as a tons equivalent which includes external and intersegment tons shipped from our Consumer mills plus Consumer Packaging Converting Shipments converted from bsf to tons. The shipment data excludes gypsum paperboard liner tons shipped by Seven Hills Paperboard LLC, our unconsolidated joint venture
(3) Converting Shipments are included in the Consumer Packaging Segment Shipments on a converted basis

Merchandising Displays Segment Performance

$ in millions, except where noted	2Q FY2015		2Q FY2014	
Segment Sales	$	213	$	213
Segment EBITDA [(1)]	$	10	$	21
Segment EBITDA Margins [(1)]		*4.9%*		*10.0%*


SAMSUNG
GALAXY S
NOW OPEN


Brush. Whiten. Go.
NEW!

(1) See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix

Recycling Segment Performance

$ in millions, except where noted	2Q FY2015	2Q FY2014
Segment Sales	$ 76	$ 90
Segment EBITDA [(1)]	$ 2	$ 6
Segment EBITDA Margins [(1)]	*2.9%*	*6.1%*
Recycled Fiber Volumes (millions of tons)	1.6	1.6





(1) See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix

2QFY2015 vs. 2Q FY2014 Segment Income


$ in millions
$300
$250
$200
$150
$100
$50
$0
$202
($34)
$26
$45
$22
($11)
($6)
($22)
$222
2Q FY2014
Price/Mix
Volume
Fiber & Other Cost Deflation
Productivity
D&A
SG&A and Other
Nonrecurring
2Q FY2015

- Sales Price / Mix and Volume:
  - Primarily Corrugated Packaging related
    - Impact of the strengthening U.S. dollar on export containerboard pricing and Canadian and Mexican box sales
    - Customer and grade mix change in Corrugated Box
    - Sequentially stable box and domestic pricing; export prices down $5 / ton sequentially
  - Containerboard Mill volumes higher by 123K tons with 107K tons due to Tacoma Mill acquisition
  - Consumer Packaging: Higher folding carton pricing partially offset by lower SBS and CRB pricing
- Key Deflation Drivers: Energy: $40 million and Fiber: $29 million, partially offset by Wage, Benefits and other cost inflation
- Productivity improvements of $22 million, continue to be on track to achieve $125 million of productivity improvements this fiscal year

Net Debt Bridges [1]

2Q FY2015
($ in millions)

Free Cash Flow per Share of $1.11 [2]



$3,200
$2,800
$2,400
$2,000
$1,600
$1,200
$2,775
$52
$16
($286)
$108
$45
($4)
$-
$4
$2,710
12/31/14 Net Debt
Pension in Excess of Expense
Cash Restructuring
Cash Generation from Operations
Capital Expenditures
Dividends
Acquisitions / Investments
Share Repurchases
Other
3/31/15 Net Debt

LTM 2Q FY2015
($ in millions)

Free Cash Flow per Share of $5.86 [2]



$3,200
$2,800
$2,400
$2,000
$1,600
$1,200
$2,635
$196
$40
($1,407)
$542
$122
$411
$192
($21)
$2,710
3/31/14 Net Debt
Pension in Excess of Expense (3)
Cash Restructuring
Cash Generation from Operations (3)
Capital Expenditures
Dividends
Acquisitions / Investments
Share Repurchases
Other
3/31/15 Net Debt

(1) On a GAAP basis, Total Debt was $2.75 billion, $2.81 billion and $2.67 billion at 3/31/15, 12/31/14 and 3/31/14, respectively. See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix

(2) Free Cash Flow per share for 2Q FY2015 and LTM 2Q FY2015 of $1.11 and $5.86, respectively are calculated as "Cash Generated for Net Debt (Increase) Repayment, Dividends, Acquisitions/Investments, Stock Repurchases, Pension Lump Sum Settlement and Retiree Medical Curtailment, net and Pension Funding in Excess of Expense" of $159 million and $845 million, respectively, divided by average diluted shares outstanding of 142.7 million shares and 144.2 million shares, respectively. See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix

(3) Pension in Excess of Expense does not include the pension lump sum settlement or the retiree medical curtailment. The pension lump sum settlement and retiree medical curtailment are included in Cash Generation from Operations

RockTenn's Strong Financial Position

3/31/15 Capitalization ($ in millions)	
Cash and cash equivalents	$40
Outstanding Debt [1]	$2,749
Shareholders' Equity	$4,427
Total Capitalization	**$7,176**

Rating Agency	Corporate Credit Rating
S&P	BBB Stable
Moody's	Baa3 Stable

Floating / Fixed Debt Mix	47% / 53%
Available Liquidity	$1.67 billion
Leverage Ratio [2]	1.74x
LTM Credit Agreement EBITDA [2]	$ 1.61 billion
Average Interest Rate	3.44%



$ in millions
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$-
$65
$61
$122
$122
$886
$886
$225
$225
$1,457
$350
$400
$350
$350
FY2015
FY2016
FY2017
FY2018
Thereafter
Credit Facilities
A/R Securitization
2019 Notes
2020 Notes
2022 Notes
2023 Notes
Other
Scheduled Maturities

(1) Outstanding Debt is Total Debt of $2,755 million adjusted for unamortized bond discounts of $6 million
(2) See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix

Key Financial Statistics – Outlook

($ in millions, except percentages)	3Q FY2015 Guidance	
Depreciation and Amortization:	$	158
Capital Expenditures:	$	154
Non-Allocated Expenses:	$	18
Interest Expense:	$	24
Book Tax Rate:	33% - 35%	
Share Based Compensation:	$	10

($ in millions)	As of 3/31/2015	
Federal and Foreign NOLs (estimated):	$	5
State NOLs / Credits (estimated):	$	56
Cellulosic Biofuel/Black Liquor Tax Credits (estimated):	$	82
AMT and Other Federal Credits (estimated):	$	106

($ in millions, unless stated)	FY2014 Actual		1Q FY2015 Actual		2Q FY2015 Actual		3Q FY2015 Forecast		4Q FY2015 Forecast		FY2015 Forecast	
Total Major Maintenance & Capital Outages (k tons):		262		72		93		116		4		285
Total Mill Maintenance Outage Amortization Expense:	$	103	$	24	$	27	$	29	$	29	$	109

Appendix

Use of Non-GAAP Financial Measures and Reconciliations

Below, we define the non-GAAP financial measures, provide a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure and discuss the reasons that we believe this information is useful to management and may be useful to investors. These measures may differ from similarly captioned measures of other companies in our industry.

Non-GAAP Measures

Our definitions of Credit Agreement EBITDA and Segment EBITDA may differ from other similarly titled measures at other companies. Credit Agreement EBITDA (as defined) and Segment EBITDA (as defined) are not defined in accordance with GAAP and should not be viewed as alternatives to GAAP measures of operating results or liquidity. RockTenn management believes that net income is the most directly comparable GAAP measure to Credit Agreement EBITDA (as defined) and Segment Income is the most directly comparable GAAP measure to Segment EBITDA (as defined).

We use the non-GAAP measure "Segment EBITDA Margins", along with other factors, to evaluate our segment performance against our peers. Management believes that investors also use this measure to evaluate our performance relative to our peers. We reconcile this measure to the most directly comparable GAAP financial measures, Segment Income and Segment Net Sales. "Segment EBITDA Margin" is calculated for each segment by dividing that segment's Adjusted Segment Sales by its EBITDA.

Non-GAAP Measures

Credit Agreement EBITDA:

"Credit Agreement EBITDA" is calculated in accordance with the definition of "EBITDA" contained in the Company's Credit Agreement. Credit Agreement EBITDA is generally defined as Consolidated Net Income plus: consolidated interest expense; consolidated tax expenses; depreciation and amortization expenses; charges and expenses for financing fees and expenses and write-offs of deferred financing fees and expenses, remaining portions of OID on prepayment of indebtedness, premiums due in respect of prepayment of indebtedness, and commitment fees in respect of financing commitments; various charges and expenses related to, or incurred in connection with, the Smurfit-Stone acquisition; costs and expenses relating to the integration of Smurfit-Stone and the achievement of synergies relating to the Smurfit-Stone acquisition; certain run-rate synergies expected to be achieved due to the Smurfit-Stone acquisition; all non-cash charges; all cash charges and expenses for plant and other facility closures and other cash restructuring charges; labor disruption charges; officer payments associated with any permitted acquisitions; "black liquor" expenses; cash charges and expenses incurred in respect of the Chapter 11 bankruptcy proceeding and plan of reorganization of Smurfit-Stone; all non-recurring cash expenses taken in respect of any multi-employer and defined benefit pension plan obligations that are related to plant and other facilities closures, business interruption items and other expense expected to be reimbursed and sales discounts given in connection with sales of accounts receivable. For additional information on the calculation of "EBITDA" under our Credit Agreement, see the Amended and Restated Credit Agreement, dated as of September 27, 2012, as subsequently amended on June 7, 2013 and November 25, 2013, filed as Exhibit 10.1 to our Form 8-K (dated September 27, 2012), Exhibit 10.1 to our Form 8-K (dated June 7, 2013) and Exhibit 4.1 to our Form 10-Q (for the quarterly period ended December 31, 2013), respectively.

Non-GAAP Measures (Continued)

Total Funded Debt and Leverage Ratio

"Total Funded Debt" is calculated in accordance with the definition of "Total Funded Debt" contained in the Company's Credit Agreement. Total Funded Debt is generally defined as aggregate debt obligations reflected in our balance sheet, less the hedge adjustments resulting from terminated and existing fair value interest rate derivatives or swaps, if any, plus additional outstanding letters of credit not already reflected in debt, and certain debt guarantees.

Our management uses Credit Agreement EBITDA and Total Funded Debt to evaluate compliance with RockTenn's debt covenants and borrowing capacity available under its Credit Agreement. Management also uses Credit Agreement EBITDA as a measure of our Company's core operating performance. Management believes that investors also use these measures to evaluate the Company's compliance with its debt covenants and available borrowing capacity. Management also believes that investors use Credit Agreement EBITDA as a measure of our Company's core operating performance. Borrowing capacity is dependent upon, in addition to other measures, the "Total Funded Debt/EBITDA ratio" or the "Leverage Ratio," which is defined as Total Funded Debt divided by Credit Agreement EBITDA.

Net Debt

We have defined the non-GAAP measure "Net Debt" to include the aggregate debt obligations reflected in our balance sheet, less the hedge adjustments resulting from fair value interest rate derivatives or swaps, if any, the balance of our cash and cash equivalents, certain restricted cash (which includes the balance sheet line items restricted cash and restricted cash and marketable debt securities) and certain other investments that we consider to be readily available to satisfy such debt obligations.

Our management uses Net Debt, along with other factors, to evaluate our financial condition. We believe that Net Debt is an appropriate supplemental measure of financial condition and may be useful to investors because it provides a more complete understanding of our financial condition before the impact of our decisions regarding the appropriate use of cash and liquid investments.

Non-GAAP Measures (Continued)

Cash Generated for Net Debt (Increase) Repayment, Dividends, Acquisitions/Investments, Stock Repurchases, Pension Lump Sum Settlement and Retiree Medical Curtailment, net and Pension Funding in Excess of Expense

We also have defined the non-GAAP financial measure "Cash Generated for Net Debt (Increase) Repayment, Dividends, Acquisitions/Investments, Stock Repurchases, Pension Lump Sum Settlement and Retiree Medical Curtailment, net and Pension Funding in Excess of Expense" for Free Cash Flow to be the sum of the repayments of the non-GAAP measure Net Debt Repayment and the following GAAP cash flow statement and income statement line items: Cash dividends paid to shareholders, Cash paid for the purchase of business, net of cash acquired plus Investment in unconsolidated entity, Purchases of common stock, Pension lump sum settlement and retiree medical curtailment, net and Pension and other postretirement funding less (more) than expense. "Net Debt Repayment" is the difference between Net Debt at two points in time.

Our management uses Cash Generated for Net Debt (Increase) Repayment, Dividends, Acquisitions/Investments, Stock Repurchases, Pension Lump Sum Settlement and Retiree Medical Curtailment, net and Pension Funding in Excess of Expense, along with other factors, to evaluate our performance. We believe that this measure is an appropriate supplemental measure of financial performance and may be useful to investors because it provides a measure of cash generated for the benefit of shareholders. It is not intended to be a substitute for GAAP financial measures and should not be used as such.

Adjusted Earnings Per Diluted Share

We also use the non-GAAP measure "adjusted earnings per diluted share", also referred to as "adjusted earnings per share" or "Adjusted EPS". Management believes this non-GAAP financial measure provide our board of directors, investors, potential investors, securities analysts and others with useful information to evaluate the performance of the Company because it excludes restructuring and other costs, net, the alternative fuel mixture credit and cellulosic biofuel producer credit and other specific items that management believes are not indicative of the ongoing operating results of the business. The Company and the board of directors use this information to evaluate the Company's performance relative to other periods.

Segment EBITDA Margins – 2Q FY2015

2Q FY2015

($ in millions, except percentages)	Corrugated Packaging		Consumer Packaging		Merchandising Display		Recycling		Corporate / Other		Consolidated	
Segment Sales	$	1,727.9	$	485.6	$	212.6	$	75.8	$	(46.3)	$	2,455.6
Less: Trade Sales		(59.8)		-		-		-		-		(59.8)
Adjusted Segment Sales	$	1,668.1	$	485.6	$	212.6	$	75.8	$	(46.3)	$	2,395.8
Segment Income [(1)]	$	169.8	$	47.7	$	4.9	$	(0.4)			$	222.0
Depreciation & amortization		118.0		22.4		5.5		2.6		4.2		152.7
Segment EBITDA	$	287.8	$	70.1	$	10.4	$	2.2				
Segment EBITDA Margins		17.3%		14.4%		4.9%		2.9%				

(1) Merchandising Displays segment excludes $0.2 million of inventory step-up expense

Segment EBITDA Margins – 2Q FY2014

2Q FY2014

($ in millions, except percentages)	Corrugated Packaging		Consumer Packaging		Merchandising Display		Recycling		Corporate / Other		Consolidated	
Segment Sales	$	1,651.7	$	489.3	$	213.0	$	90.1	$	(50.5)	$	2,393.6
Less: Trade Sales		(53.1)		-		-		-		-		(53.1)
Adjusted Segment Sales	$	1,598.6	$	489.3	$	213.0	$	90.1	$	(50.5)	$	2,340.5
Segment Income [(1)]	$	133.1	$	49.3	$	17.3	$	2.8			$	202.5
Depreciation & amortization		110.0		22.3		3.9		2.7		4.5		143.4
Segment EBITDA	$	243.1	$	71.6	$	21.2	$	5.5				
Segment EBITDA Margins		15.2%		14.6%		10.0%		6.1%				

(1) Merchandising Displays segment excludes $0.3 million of inventory step-up expense

Adjusted EPS Reconciliation

($ in millions, except per share data)		2Q FY2015		2Q FY2014
Net income attributable to Rock-Tenn Company shareholders	**$**	**109.8**	**$**	**82.8**
Restructuring and other costs and operating losses and transition costs due to plant closures		12.0		9.5
Acquisition inventory step-up		0.1		0.2
Adjusted Net Income	**$**	**121.9**	**$**	**92.5**
Earnings per diluted share	**$**	**0.77**	**$**	**0.57**
Restructuring and other costs and operating losses and transition costs due to plant closures		0.08		0.06
Acquisition inventory step-up		-		-
Adjusted Earnings per Diluted Share	**$**	**0.85**	**$**	**0.63**

Net Debt Reconciliation

($ in millions)	Mar. 31, 2015	Dec. 31, 2014	Mar. 31, 2014	Dec. 31, 2013	Mar. 31, 2013
Current Portion of Debt	$ 126.4	$ 128.2	$ 32.0	$ 3.2	$ 29.7
Long-Term Debt Due After One Year	2,623.0	2,679.5	2,634.8	2,750.3	3,149.3
Total Debt	2,749.4	2,807.7	2,666.8	2,753.5	3,179.0
Less: Cash and Cash Equivalents	(39.7)	(32.8)	(32.2)	(24.6)	(51.3)
Net Debt	$ 2,709.7	$ 2,774.9	$ 2,634.6	$ 2,728.9	$ 3,127.7
Net Debt (Increase) / Repayment - Qtr	$ 65.2		$ 94.3		
Net Debt (Increase) / Repayment - LTM	$ (75.1)		$ 493.1		

Credit Agreement EBITDA and Leverage Ratio

($ in millions, except percentages and ratios)	LTM 2Q FY2015	LTM 2Q FY2014
Consolidated Net Income	$ 525.7	$ 514.1
Interest Expense, net	83.3	87.1
Income Tax Expense	280.5	263.7
Depreciation and Amortization	602.4	561.5
Additional Permitted Charges	116.9	116.3
Credit Agreement EBITDA	$ 1,608.8	$ 1,542.7
Net Sales	$ 10,108.7	$ 9,689.6
Less: Trade Sales	(269.0)	(260.6)
Adjusted Net Sales	$ 9,839.7	$ 9,429.0
Credit Agreement EBITDA Margin	16.4%	16.4%
Current Portion of Debt	$ 126.4	$ 32.0
Long-Term Debt Due After One Year	2,623.0	2,634.8
Total Debt	$ 2,749.4	$ 2,666.8
Plus: Letters of Credit, Guarantees and Other Adjustments	45.4	55.6
Total Funded Debt	$ 2,794.8	$ 2,722.4
Leverage Ratio	1.74x	1.76x

Free Cash Flow – 2Q FY2015 and LTM 2Q FY2015 (1)

($ in millions, except share data)	2Q FY2015	LTM 2Q FY2015
Net Debt (Increase) Repayment [2]	$ 65.2	$ (75.1)
Cash Dividends Paid to Shareholders	45.1	121.6
Cash (Received) paid for the purchase of business, net of cash acquired plus		
Investment in unconsolidated entities	(3.7)	410.7
Purchases of common stock	-	192.0
Pension lump sum settlement and retiree medical curtailment, net	-	59.8
Pension and other postretirement funding more than expense	51.9	135.8
Free Cash Flow [1]	$ 158.5	$ 844.8
Average Diluted Shares Outstanding	142.7	144.2
Free Cash Flow per Share	$ 1.11	$ 5.86

(1) Cash Generated for Net Debt (Increase) Repayment, Dividends, Acquisition /Investments, Stock Repurchases, Pension Lump Sum Settlement and Retiree Medical Curtailment, net and Pension Funding in Excess of Expense

(2) The difference between Net Debt as reconciled in the Appendix for the appropriate periods

Free Cash Flow – 2Q FY2014 and LTM 2Q FY2014 (1)

($ in millions, except share data)	2Q FY2014	LTM 2Q FY2014
Net Debt Repayment (2)	$ 94.3	$ 493.1
Cash Dividends Paid to Shareholders	25.1	94.1
Cash Paid for the Purchase of Business, Net of Cash Acquired		
plus Investment in Unconsolidated Entities	-	66.4
Purchases of Common Stock	51.3	53.0
Pension and Other Postretirement Funding More than Expense	-	211.1
Free Cash Flow (1)	$ 170.7	$ 917.7
Average Diluted Shares Outstanding	146.0	146.4
Free Cash Flow per Share	$ 1.17	$ 6.27

(1) Cash Generated for Net Debt (Increase) Repayment, Dividends, Acquisition /Investments, Stock Repurchases, Pension Lump Sum Settlement and Retiree Medical Curtailment, net and Pension Funding in Excess of Expense

(2) The difference between Net Debt as reconciled in the Appendix for the appropriate periods

Key Inputs

	Estimated Annual Quantity	2Q FY2015 Average Index Price	1Q FY2015 Average Index Price	2Q FY2014 Average Index price	Unit
Wood Fiber (1)	20 million tons	$38	$39	$39	per ton
Recycled Fiber (2)	4 million tons	$77	$87	$103	per ton
Natural Gas (3)	48 bcf	$2.98	$4.00	$4.94	per mmbtu
Fuel Oil (mill use) (4)	8 million gallons	$1.09	$1.51	$2.24	per gallon
Diesel (freight) (5)	63 million gallons	$2.92	$3.58	$3.96	per gallon

The following indices exclude transportation and distribution charges and premiums, as applicable:
(1) Wood Fiber reflects approximate RockTenn price
(2) Recycled Fiber based on RockTenn weighted consumption by regional indices
(3) Natural Gas: NYMEX Henry Hub Futures
(4) Fuel Oil: Platts New York #6 2.2% Cargo
(5) Diesel: EIA U.S. Diesel Fuel Retail Average Price, Industrial Sector

RockTenn

Fiscal 2015 Second Quarter Earnings Conference Call Presentation

April 30, 2015


RockTenn
Coated White Top Liner